     As filed with the Securities and Exchange Commission on August 3, 2000
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         -----------------------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               JABIL CIRCUIT, INC.
             (Exact name of Registrant as specified in its charter)

          DELAWARE                                             38-1886260
(State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                          Identification No.)

                         -----------------------------

                            10560 Ninth Street North
                          St. Petersburg, Florida 33716
                                 (727) 577-9749
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)

                              Robert L. Paver, Esq.
                          Secretary and General Counsel
                               Jabil Circuit, Inc.
                            10560 Ninth Street North
                          St. Petersburg, Florida 33716
                                 (727) 577-9749
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:

                           Chester E. Bacheller, Esq.
                              Holland & Knight LLP
                             400 North Ashley Drive
                                   Suite 2300
                              Tampa, Florida 33602
                              Phone: (813) 227-6431
                               Fax: (813) 229-0134

                         -----------------------------


      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]


                         CALCULATION OF REGISTRATION FEE

                                                                          Proposed Maximum    Proposed Maximum       Amount of
Title of Each Class of Securities                         Amount to be     Offering Price        Aggregate          Registration
       to be Registered                                   Registered(1)       per Unit     Offering Price(1)(2)(3)     Fee(4)
=================================================================================================================================
Debt Securities(5)....................................
Preferred Stock, par value $0.001 per share(6)........
Common Stock, par value $0.001 per share(7)...........   $1,292,750,000         (2)            $1,292,750,000          $341,286
Depositary Shares(8)..................................
Warrants(9)...........................................
---------------------------------------------------------------------------------------------------------------------------------

(Footnotes appear on following page)

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included in this Registration Statement also relates to $207,250,000 of unsold securities registered under Registration Statement No. 333-91719, as amended, in respect of which a registration fee of $54,714 was paid on November 29, 1999.

(Footnotes from previous page)

(1) In no event will the aggregate maximum initial offering price of all securities issued pursuant to this Registration Statement exceed $1,292,750,000, or the equivalent thereof in foreign currencies or currency units. Any securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(2) The proposed maximum offering price per unit (a) has been omitted pursuant to Instruction II.D of Form S-3 and (b) will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(3) Estimated solely for the purpose of calculating the registration fee. Any offering of Debt Securities denominated in any foreign currency or currency unit will be treated as the equivalent in U.S. dollars based on the exchange rate applicable to the purchase of such Debt Securities from the Registrant. No separate consideration will be received for Common Stock, Preferred Stock, Warrants or Debt Securities that are issued upon conversion or exchange of Debt Securities or Preferred Stock registered hereunder. Excludes $207,250,000 of securities previously registered on Form S-3 (File No. 333-91719), as amended, which are covered by the Prospectus included in this Registration Statement pursuant to Rule 429. The Registrant previously paid filing fees of $54,714 in respect of these previously registered securities. (The Registrant originally paid filing fees of $65,214 of which $10,500 was subsequently refunded to the Registrant pursuant to the decrease in the fee rate effective November 29, 1999 on filings made under Section 6(b) of the Securities Act of 1933, as amended).

(4) Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended.

(5) Subject to footnote 1, there is being registered hereunder an indeterminate principal amount of Debt Securities as may be sold, from time to time, by the Registrant. Such amount shall be increased, if any Debt Securities are issued at an original issue discount, by an amount such that the net proceeds to be received by the Registrant shall be equal to the above amount to be registered. Also, in addition to any Debt Securities that may be issued directly under this Registration Statement, there is being registered hereunder such indeterminate amount of Debt Securities as may be issued upon conversion or exchange of other Debt Securities, Preferred Stock or Depositary Shares of the Registrant, for which no consideration will be received by the Registrant, or upon exercise of Warrants registered hereby.

(6) Subject to footnote 1, there is being registered hereunder an indeterminate number of shares of Preferred Stock as may be sold, from time to time, by the Registrant. There also is being registered hereunder an indeterminate number of shares of Preferred Stock as shall be issuable upon exercise of Warrants registered hereby. In addition, there is being registered hereunder such indeterminate number of shares of Preferred Stock, for which no consideration will be received by the Registrant, as may be issued upon conversion or exchange of Debt Securities of the Registrant.

(7) Subject to footnote 1, there is being registered hereunder an indeterminate number of shares of Common Stock as may be sold, from time to time, by the Registrant. There also is being registered hereunder an indeterminate number of shares of Common Stock as may be issuable upon conversion of the Debt Securities or the Preferred Stock or upon exercise of Warrants registered hereby. The aggregate amount of Common Stock registered hereunder is limited, solely for purposes of any at the market offerings, to that which is permissible under Rule 415(a)(4) under the Securities Act of 1933, as amended.

(8) Such indeterminate number of Depositary Shares to be evidenced by Depositary Receipts, representing a fractional interest of a share of Preferred Stock.

(9) Subject to footnote 1, there is being registered hereunder an indeterminate number of Warrants representing rights to purchase Debt Securities, shares of Common Stock or Preferred Stock or Depositary Shares of the Registrant registered hereby.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED AUGUST 3, 2000

PROSPECTUS

                                $1,500,000,000

                               JABIL CIRCUIT, INC.

                 DEBT SECURITIES, PREFERRED STOCK, COMMON STOCK,

                         DEPOSITARY SHARES AND WARRANTS

                               -------------------

When we offer securities, we will provide you with a prospectus supplement describing the terms of the specific issue of securities, including the offering price of the securities. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

                               -------------------

Our common stock is traded on the New York Stock Exchange under the symbol
"JBL."

                               -------------------

        INVESTING IN THESE SECURITIES INVOLVES RISKS. SEE "RISK FACTORS"
                    BEGINNING ON PAGE 7 OF THIS PROSPECTUS.

                               -------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

            The date of this prospectus is              , 2000.

                                TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----
ABOUT THIS PROSPECTUS.............................................................................................3
JABIL CIRCUIT, INC................................................................................................3
FORWARD-LOOKING STATEMENTS........................................................................................6
RISK FACTORS......................................................................................................7
USE OF PROCEEDS..................................................................................................13
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS.................................................14
THE SECURITIES...................................................................................................15
DESCRIPTION OF DEBT SECURITIES...................................................................................15
DESCRIPTION OF CAPITAL STOCK.....................................................................................43
DESCRIPTION OF DEPOSITARY SHARES.................................................................................45
DESCRIPTION OF WARRANTS..........................................................................................48
PLAN OF DISTRIBUTION.............................................................................................49
LEGAL MATTERS....................................................................................................51
EXPERTS..........................................................................................................51
WHERE YOU CAN FIND ADDITIONAL INFORMATION........................................................................51
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..................................................................51

                               -------------------

         You should rely only on the information contained in this prospectus or any supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

         The information in this prospectus or any supplement may not contain all of the information that may be important to you. You should read the entire prospectus or any supplement, as well as the documents incorporated by reference in the prospectus or any supplement, before making an investment decision.

         "Jabil Circuit" and the Jabil logo are trademarks of Jabil. This prospectus also refers to trademarks and tradenames of other companies.

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell any combination of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading "Where You Can Find Additional Information."

         When used in this prospectus and any prospectus supplement, the terms "Jabil", "we", "our", "us" and the "Company" refer to Jabil Circuit, Inc. and its subsidiaries.

                               JABIL CIRCUIT, INC.

         We are one of the leading worldwide independent providers of electronic manufacturing services ("EMS"). We design and manufacture electronic circuit board assemblies and systems for major original equipment manufacturers ("OEMs") in the communications, computer peripherals, personal computer, automotive and consumer products industries. We serve our OEM customers with dedicated work cell business units that combine high volume, highly automated continuous flow manufacturing with advanced electronic design and design for manufacturability technologies. Our customers currently include industry leaders such as Cisco Systems, Inc., Dell Computer Corporation, Gateway, Inc., Hewlett-Packard Company, Johnson Controls, Inc., Lucent Technologies, Inc. and Quantum Corporation. For the fiscal year ended August 31, 1999, we achieved net revenues of approximately $2.2 billion and net income of $84.8 million (restated to include the effect of the subsequent "GET Merger" (as defined below) that was accounted for as a pooling of interests). For the nine months ended May 31, 2000, we achieved net revenues of approximately $2.5 billion and net income of approximately $98.6 million.

         Subsequent to August 31, 1999, we completed four business combinations. On September 1, 1999, we purchased EFTC Services, Inc. (the "EFTC Acquisition"), an electronic product service and repair business. Operating as Jabil Global Services, Inc., we continue to offer repair and warranty services for existing and future customers from our hub-based operations in Memphis, Tennessee; Louisville, Kentucky; and Tampa, Florida. The acquisition was recorded as a purchase.

         On September 13, 1999, we completed a merger with GET Manufacturing, Inc. (the "GET Merger"), a China-based electronics manufacturing services provider. We believe that the acquisition establishes Jabil as a leading EMS provider in China. The operations currently service customers in the computer peripherals, medical instruments, telephony, set-top box and consumer market industries. The transaction was accounted for as a pooling of interests and, accordingly, our historical consolidated financial statements have been restated to include the accounts and results of operations of GET Manufacturing, Inc.

         On February 1, 2000, we acquired the net assets of Bull Information Technology, an electronic manufacturing service provider. The business currently operates from leased facilities in the City of Contagem, State of Minas Gerais, in Brazil. We are acquiring approximately 30 acres in Contagem and will be constructing a new facility to replace the currently leased operations.

         On July 20, 2000, we purchased for cash Telenor Technology Services, a repair and logistics services division of Telenor, a Norwegian provider of telecommunication, data and media communication services. Operating as Jabil Global Services Ltd, these operations offer circuit board repair and warranty services for European customers from Dublin, Ireland.

         The EMS industry has experienced rapid growth over the past several years as an increasing number of OEMs have outsourced their manufacturing requirements. OEMs are turning to outsourcing in order to reduce product cost, achieve accelerated time-to-market and time-to-volume production, access advanced design and manufacturing technologies, improve inventory management and purchasing power, reduce their capital investment in manufacturing facilities, and achieve parallel manufacturing of the same product throughout the world. We believe that further growth opportunities exist for EMS providers to penetrate the worldwide electronics markets.

         We offer our customers complete turnkey EMS solutions that are responsive to their outsourcing needs. Our work cell business units are capable of providing:

         -        integrated design and engineering services

         -        component selection, sourcing and procurement

         -        automated assembly

         -        design and implementation of product testing

         -        parallel global production

         -        systems assembly and direct order fulfillment services

         -        repair and warranty services

         We currently conduct our operations in facilities that are located in the United States, China, Italy, Malaysia, Mexico, Brazil, Scotland and Ireland, and anticipate completing construction of a new facility in Tiszaujvaros, Hungary late in 2000. Our parallel global production strategy provides our customers with the benefits of improved supply-chain management, reduced inventory obsolescence, lowered transportation costs and reduced product fulfillment time.

         We are focused on expanding our position as one of the leading global providers of electronic manufacturing services to major OEMs. To achieve this objective, we will continue implementing the following strategies:

         - ESTABLISH AND MAINTAIN LONG-TERM CUSTOMER RELATIONSHIPS. Our core strategy is to establish and maintain long-term relationships with leading electronics companies in expanding industries with the size and growth characteristics that can benefit from highly automated, continuous flow and global manufacturing. Historically, we have derived a majority of our growth from existing customers. We focus on maintaining long-term relationships with our customers and seek to expand such relationships to include additional product lines and services. In addition, we have a focused effort to identify and develop relationships with new customers who meet our profile.

         - UTILIZE WORK CELL BUSINESS UNITS. Each of our work cell business units is dedicated to one customer and operates with a high level of autonomy, utilizing dedicated production equipment, production workers, supervisors, buyers, planners and engineers. We believe our work cell business units promote increased responsiveness to our customers' needs, particularly as a customer relationship grows to multiple production locations.

         - EXPAND PARALLEL GLOBAL PRODUCTION. Our ability to produce the same product on a global scale is a significant requirement of our customers. We believe that parallel global production is a key strategy to reduce obsolescence risk and secure the lowest landed costs while simultaneously supplying products of equivalent or comparable quality throughout the world.
         Consistent with this strategy, we have expanded our existing
         Mexican facility, and, as part of the GET Merger, acquired manufacturing operations in China and Mexico.

         - OFFER SYSTEMS ASSEMBLY AND DIRECT ORDER FULFILLMENT. Our systems assembly and direct order fulfillment services allow our customers to reduce product cost and risk of product obsolescence by reducing total work-in-process and finished goods inventory. We offer these services at all of our manufacturing locations.

         - PURSUE SELECTIVE ACQUISITION OPPORTUNITIES. An increasing number of OEMs are divesting internal manufacturing operations to EMS providers. In many of these situations, the OEM enters into a customer relationship with the EMS provider. Our acquisition strategy is focused on obtaining from OEMs manufacturing operations with consistent growth and experienced management teams, and opportunities for long-term outsourcing relationships.

         Our principal executive offices are located at 10560 Ninth Street North, St. Petersburg, Florida 33716, and our telephone number is
(727) 577-9749. Our website is located at www.jabil.com. Information contained in our website is not a part of this prospectus or the documents incorporated by reference in this prospectus.

                           FORWARD-LOOKING STATEMENTS

         We make "forward-looking statements" within the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995 throughout this prospectus, supplements to this prospectus and in the documents we incorporate by reference into this prospectus. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate," "plan" and "continue" or similar words. We have based these statements on our current expectations about future events. Although we believe that our expectations reflected in or suggested by our forward-looking statements are reasonable, we cannot assure you that these expectations will be achieved. Our actual results may differ materially from what we currently expect. Important factors which could cause our actual results to differ materially from the forward-looking statements in this prospectus or in the documents that we incorporate by reference into this prospectus are set forth in the "Risk Factors" section of this prospectus, and elsewhere in this prospectus, supplements to this prospectus and in the documents that we incorporate by reference into this prospectus.

         You should read this prospectus, supplements to this prospectus and the documents that we incorporate by reference into this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We may not update these forward-looking statements, even in the event our situation changes in the future. All written or oral forward-looking statements attributable to us are expressly qualified by these cautionary statements.

                                  RISK FACTORS

         Before you invest in the securities that we are offering, you should be aware that the occurrence of any of the events described in this risk factor section and elsewhere in this prospectus or in a supplement to this prospectus could have a material adverse effect on our business, financial condition and results of operations. You should carefully consider these risk factors and the specific risks set forth under the caption "Risk Factors" in any supplement to this prospectus, together with all of the other information included in this prospectus or in a supplement to this prospectus and in documents we incorporate by reference before you decide to purchase our securities. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions in the "Where You Can Find Additional Information" section of this prospectus.

OUR OPERATING RESULTS MAY FLUCTUATE

         Our annual and quarterly operating results are affected by a number of factors, including:

         -        the level and timing of customer orders

         - the composition of the costs of sales between materials and labor and manufacturing overhead

         -        price competition

         -        our level of experience in manufacturing a particular product

         -        the degree of automation used in our assembly process

         - the efficiencies achieved by us in managing inventories and fixed assets

         -        fluctuations in materials costs and availability of materials

         - the timing of expenditures in anticipation of increased sales, customer product delivery requirements and shortages of components or labor

The volume and timing of orders placed by our customers vary due to variation in demand for our customers' products, our customers' inventory management, new product introductions and manufacturing strategy changes, and consolidations among our customers. In the past, changes in customer orders have had a significant effect on our results of operations due to corresponding changes in the level of overhead absorption. Any one or a combination of these factors could adversely affect our annual and quarterly results of operations in the future.

WE DEPEND ON A LIMITED NUMBER OF CUSTOMERS

         For the nine months ended May 31, 2000, our four largest customers accounted for approximately 58% of our net revenue and our twenty largest customers accounted for 96% of our net revenue. For the nine months ended May 31, 2000, Cisco Systems, Inc., Hewlett Packard Company, Dell Computer Corporation and Lucent Technologies Inc. accounted for approximately 18%, 15%, 15% and 10% of our net revenue, respectively. We are dependent upon the continued growth, viability and financial stability of our customers whose industries have experienced rapid technological change, short product life cycles, consolidation, and pricing and margin pressures. We expect to continue to depend upon a relatively small number of customers for a significant percentage of our net revenue. A significant reduction in sales to any of our customers, or a customer exerting significant pricing and margin pressures on us, would have a material adverse effect on our results of operations. In the past, some of our customers have terminated their manufacturing arrangements with us or have significantly reduced or delayed the volume of manufacturing services ordered from us. We cannot assure you that present or future customers will not terminate their manufacturing arrangements with us or significantly change, reduce or delay the amount of manufacturing services ordered from us. If they do, it could have a material adverse effect on our results of operations. In addition, we generate significant accounts receivable in connection with providing manufacturing services to our customers. If one or more of our customers were to become insolvent or otherwise were unable to pay for the manufacturing services provided by us, our operating results and financial condition would be adversely affected.

THE VOLUME AND TIMING OF CUSTOMER SALES MAY VARY

         The volume and timing of sales to our customers may vary due to:

         -        variation in demand for our customers' products

         -        our customers' attempts to manage their inventory

         -        electronic design changes

         -        changes in our customers' manufacturing strategy

         -        acquisitions of or consolidations among customers

Due in part to these factors, most of our customers do not commit to firm production schedules for more than one quarter in advance. Our inability to forecast the level of customer orders with certainty makes it difficult to schedule production and maximize utilization of manufacturing capacity. In the past, we have been required to increase staffing and other expenses in order to meet the anticipated demand of our customers. Anticipated orders from many of our customers have, in the past, failed to materialize or delivery schedules have been deferred as a result of changes in our customers' business needs, thereby adversely affecting our results of operations. On other occasions, our customers have required rapid increases in production, which have placed an excessive burden on our resources. Such customer order fluctuations and deferrals have had a material adverse effect on us in the past, and we may experience such effects in the future.

WE ARE IN A HIGHLY COMPETITIVE INDUSTRY

         The electronic manufacturing services business is highly competitive. We compete against numerous domestic and foreign manufacturers, including SCI Systems, Inc., Solectron Corporation, Celestica, Inc. and Flextronics International. In addition, we may in the future encounter competition from other large electronic manufacturers that are selling, or may begin to sell, electronic manufacturing services. Most of our competitors have international operations and some have substantially greater manufacturing, financial, research and development, and marketing resources than us. We also face potential competition from the manufacturing operations of our current and potential customers, who are continually evaluating the merits of manufacturing products internally versus the advantages of outsourcing.

OUR RAPID GROWTH MAY BE DIFFICULT TO MANAGE

         We have grown rapidly. Our ability to manage growth effectively will require us to continue to implement and improve our operational, financial and management information systems; continue to develop the management skills of our managers and supervisors; and continue to train, motivate and manage our employees. Our failure to effectively manage growth could have a material adverse effect on our results of operations.

WE MAY EXPERIENCE RISKS RELATING TO OUR COMPUTER INTEGRATION

         We are in the process of installing a new Enterprise Resource Planning system that will replace the current Manufacturing Resource Planning system and financial information systems. Any delay in the implementation of these new information systems could result in material adverse consequences, including disruption of operations, loss of information and unanticipated increases in cost.

WE MAY ENCOUNTER DIFFICULTIES WITH ACQUISITIONS

         We cannot assure you that we will be able to successfully integrate the operations and management of our recent acquisitions. Similarly, we cannot assure you that we will be able to consummate or, if consummated, successfully integrate the operations and management of future acquisitions. Acquisitions involve significant risks which could have a material adverse effect on us, including:

         - Financial risks, such as (1) potential liabilities of the acquired businesses; (2) the dilutive effect of the issuance of additional equity securities; (3) the incurrence of additional debt; (4) the financial impact of amortizing goodwill and other intangible assets involved in any acquisitions that are accounted for using the purchase method of accounting; and (5) possible adverse tax and accounting effects.

         - Operating risks, such as (1) the diversion of management's attention to the assimilation of the businesses to be acquired; (2) the risk that the acquired businesses will fail to maintain the quality of services that we have historically provided; (3) the need to implement financial and other systems and add management resources; (4) the risk that key employees of the acquired businesses will leave after the acquisition; and (5) unforeseen difficulties in the acquired operations.

THE AVAILABILITY OF THE MANUFACTURING COMPONENTS WE NEED MAY BE LIMITED

         Substantially all of our net revenue is derived from turnkey manufacturing in which we provide materials procurement. While most of our significant long-term customer contracts permit quarterly or other periodic adjustments to pricing based on decreases and increases in component prices and other factors, we typically bear the risk of component price increases that occur between any such repricings or, if such repricing is not permitted, during the balance of the term of the particular customer contract. Accordingly, certain component price increases could adversely affect our gross profit margins. Almost all of the products we manufacture require one or more components that are available from only a single source. Some of these components are allocated from time to time in response to supply shortages. In some cases, supply shortages will substantially curtail production of all assemblies using a particular component. In addition, at various times industry wide shortages of electronic components have occurred, particularly of memory and logic devices. Such circumstances have produced significant levels of short-term interruption of our operations, and may have a material adverse effect on our results of operations in the future.

OUR INTERNATIONAL OPERATIONS MAY BE SUBJECT TO CERTAIN RISKS

         We derived 40% of our revenues from international operations in fiscal year 1999. For the first nine months of fiscal year 2000, we derived approximately 43% of our revenues from international operations. We currently operate outside the United States in Contagem, Brazil; Dan Shui, Panyu, and Shenzhen, China; Bergamo, Italy; Penang, Malaysia; Guadalajara and Tijuana, Mexico; Livingston, Scotland; and Dublin, Ireland. We have signed a lease for a facility in Chihuahua, Mexico, and anticipate the building being available in July 2000. We also anticipate completing construction of a facility in Tiszaujvaros, Hungary late in 2000, and continuously consider additional opportunities to make foreign acquisitions and construct new foreign facilities. Our international operations may be subject to a number of risks, including:

         -        difficulties in staffing and managing foreign operations

         -        political and economic instability

         -        unexpected changes in regulatory requirements and laws

         - longer customer payment cycles and difficulty collecting accounts receivable export duties, import controls and trade barriers (including quotas)

         - governmental restrictions on the transfer of funds to us from our operations outside the United States

         - burdens of complying with a wide variety of foreign laws and labor practices

         - fluctuations in currency exchange rates, which could affect local payroll, utility and other expenses

         - inability to utilize net-operating losses incurred by our foreign operations to reduce our U.S. income taxes

         In our experience, entry into new international markets requires considerable management time as well as start-up expenses for market development, hiring and establishing office facilities before any significant revenues are generated. As a result, initial operations in a new market may operate at low margins or may be unprofitable.

WE DEPEND ON KEY PERSONNEL

         Our continued success depends largely on the efforts and skills of our key managerial and technical employees. The loss of the services of certain of these key employees or an inability to attract or retain qualified employees could have a material adverse effect on us. We do not have employment agreements or noncompetition agreements with our key employees.

WE MUST MAINTAIN OUR TECHNOLOGICAL AND MANUFACTURING PROCESS EXPERTISE

         The market for our manufacturing services is characterized by rapidly changing technology and continuing process development. We are continually evaluating the advantages and feasibility of new manufacturing processes. We believe that our future success will depend upon our ability to develop and provide manufacturing services which meet our customers' changing needs, maintain technological leadership, and successfully anticipate or respond to technological changes in manufacturing processes on a cost-effective and timely basis. We cannot assure you that our process development efforts will be successful.

WE ARE SUBJECT TO A VARIETY OF ENVIRONMENTAL LAW COMPLIANCE RESPONSIBILITIES

         We are subject to a variety of federal, state, local and foreign environmental regulations relating to the use, storage, discharge and disposal of hazardous chemicals used during our manufacturing process. If we fail to comply with any present and future regulations, we could be subject to future liabilities or the suspension of production. In addition, such regulations could restrict our ability to expand our facilities or could require us to acquire costly equipment, or to incur other significant expenses to comply with environmental regulations.

CERTAIN EXISTING STOCKHOLDERS HAVE SIGNIFICANT CONTROL

         As of June 30, 2000, our executive officers, directors and their affiliates collectively beneficially own approximately 22% of our outstanding common stock, of which William D. Morean beneficially owns 19%. As a result, our executive officers, directors, principal stockholders and their affiliates have significant influence over (1) the election of our Board of Directors, (2) the approval or disapproval of any other matters requiring stockholder approval, and
(3) the affairs and policies of Jabil.

OUR STOCK PRICE MAY BE VOLATILE

         Our common stock is traded on the New York Stock Exchange. The market price of our common stock has fluctuated substantially in the past and could fluctuate substantially in the future, based on a variety of factors, including future announcements covering us or our key customers or competitors, government regulations, litigation, changes in earnings estimates by analysts, fluctuations in quarterly operating results, or general conditions in the contract manufacturing, communications, computer peripherals, personal computer, automotive or consumer products industries. Furthermore, stock prices for many companies, and high technology companies in particular, fluctuate widely for reasons that may be unrelated to their operating results. Those fluctuations and general economic, political and market conditions, such as recessions or international currency fluctuations and demand for our services, may adversely affect the market price of our common stock.

OUR CERTIFICATE OF INCORPORATION, BYLAWS AND DELAWARE LAW MAY HAVE CERTAIN ANTI-TAKEOVER EFFECTS

         The Corporation Law of the State of Delaware and our certificate of incorporation and bylaws each contain certain provisions which may, in effect, discourage, delay or prevent a change of control of Jabil or unsolicited acquisition proposals from taking place.

WE ARE SENSITIVE TO CHANGES IN INTEREST RATES

         We pay interest on outstanding borrowings under our Credit Facility at interest rates that fluctuate based upon changes in various base interest rates. As of July 31, 2000, we had no outstanding borrowings under our Credit Facility. An adverse change in the base rates upon which our interest rate is determined could have a material adverse effect on our financial position, results of operations and cash flows.

                                 USE OF PROCEEDS

         Unless otherwise indicated in the prospectus supplement, the net proceeds from the sale of securities offered by this prospectus will be used for general corporate purposes, including capital expenditures, the repayment or refinancing of debt and to meet working capital needs. We expect from time to time to evaluate the acquisition of businesses, products and technologies, for which a portion of the net proceeds may be used. Pending such uses, we will invest the net proceeds in interest-bearing securities.

        RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

         The ratio of earnings to fixed charges and preferred stock dividends for each of the periods indicated is as follows:

                                                                                                       NINE MONTHS
                                                          FISCAL YEAR ENDED AUGUST 31,                ENDED MAY 31,
                                                ----------------------------------------------        -------------
                                                1995      1996       1997       1998      1999            2000
                                                ----      ----       ----       ----      ----            ----
Ratio of earnings to fixed
   charges..............................        2.4        5.0       12.2       13.7      12.1            14.9
Ration of earnings to combined
   fixed charged and preferred
   stock dividends......................        2.4        5.0       12.2       13.7      12.1            14.9

These computations include us and our consolidated subsidiaries. For these ratios, "earnings" represents income before taxes plus fixed charges (excluding capitalized interest) and amortization of previously capitalized interest. Fixed charges consist of (1) interest on all indebtedness and amortization of debt discount and expense, (2) capitalized interest and (3) an interest factor attributable to rentals. Because Jabil paid no preferred stock dividends during any of the periods presented, the ratio of earnings to combined fixed charges and preferred stock dividends is identical to the ratio of earnings to fixed charges for each of the periods presented.

                                 THE SECURITIES

         Jabil may from time to time offer under this prospectus, separately or together:

         -        senior or subordinated debt securities,

         -        shares of common stock,

         - shares of preferred stock, which may be represented by depositary shares as described below,

         -        warrants to purchase shares of common stock,

         -        warrants to purchase shares of preferred stock and

         -        warrants to purchase debt securities.

         The aggregate initial offering price of the offered securities will not exceed $1,500,000,000.

                         DESCRIPTION OF DEBT SECURITIES

         The following description of debt securities sets forth the material general terms and provisions of the series of debt securities to which any prospectus supplement may relate. Other material specific terms of any particular series of debt securities will be described in the applicable prospectus supplement. To the extent that any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described herein, then such terms described herein shall be deemed to have been superseded by such prospectus supplement. The senior debt securities will be senior secured or unsecured obligations of Jabil issued in one or more series under an indenture (the "senior indenture") to be entered into between Jabil and The Bank of New York, as trustee. The subordinated debt securities will be subordinated unsecured obligations of Jabil issued in one or more series under an indenture (the "subordinated indenture") to be entered into between Jabil and The Bank of New York, as trustee. The forms of the indentures have been filed with the SEC as exhibits to the registration statement. The terms of any series of debt securities will be those set forth in the applicable indenture and such debt securities and those made part of such indenture by the Trust Indenture Act.

         Because the summary of the material provisions of the indentures and the debt securities set forth below and the summary of the material terms of a particular series of debt securities set forth in the applicable prospectus supplement are not complete, you should refer to the forms of the applicable indenture and the debt securities for complete information regarding the terms and provisions of that indenture (including defined terms) and the debt securities. Wherever particular articles, sections or defined terms of an indenture are referred to, those articles, sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference.

GENERAL

         The debt securities may be issued from time to time in one or more series. (Section 3.1) The indentures do not limit the aggregate principal amount of debt securities which Jabil may issue thereunder and provide that Jabil may issue debt securities of any series thereunder up to an aggregate principal amount which Jabil may authorize from time to time.

         Unless otherwise provided in a prospectus supplement, the senior debt securities will be unsecured obligations of Jabil and will rank equally with all of its other unsecured and unsubordinated indebtedness. See "Security for Senior Debt Securities" below. The subordinated debt securities of each series will be unsecured obligations of Jabil, subordinated in right of payment to the prior payment in full of all Senior Indebtedness (which term includes senior debt securities) of Jabil with respect to such series, as described below under "Subordination of Subordinated Debt Securities" and in the applicable prospectus supplement.

         The prospectus supplement relating to the series of debt securities offered thereby will describe the specific terms of the debt securities offered, including (where applicable):

         -        the title or designation of such debt securities,

         - any limit on the aggregate principal amount of such debt securities,

         - the price or prices (expressed as a percentage of the principal amount thereof) at which such debt securities will be issued,

         - the date or dates on which the principal of and premium, if any, on such debt securities will be payable, or the method or methods, if any, by which such date or dates will be determined,

         - the rate or rates at which such debt securities will bear interest, if any, or the method or methods, if any, by which such rate or rates are to be determined, the date or dates, if any, from which such interest will accrue, or the method or methods, if any, by which such date or dates are to be determined, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months,

         - the dates on which such interest, if any, will be payable and the record dates, if any, therefor,

         - the place or places where the principal of, premium, if any, and interest, if any, or any Additional Amounts (as defined below) on such debt securities will be payable and the place or places where such debt securities may be surrendered for registration of transfer and exchange, if in addition to or other than The City of New York,

         - if applicable, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which debt securities may be redeemed at the option of Jabil or are subject to repurchase at the option of the holders,

         -        the terms of any sinking fund or analogous provision,

         - whether any such debt securities are to be issuable in registered form as registered securities or bearer form as bearer securities or both and, if in bearer form, the terms and conditions relating thereto and any limitations on issuance of such bearer securities (including in exchange for registered securities of the same series),

         - whether any such debt securities will be issued in temporary or permanent global form and, if so, the identity of the depositary for such global debt security,

         - whether and under what circumstances Jabil will pay Additional Amounts (as contemplated by the indentures) on such debt securities to any holder who is a United States Alien (i.e., as defined in the indentures, as such definition may be modified, any person who, for United States Federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States Federal income tax purposes, a foreign corporation, a non-resident alien individual or a nonresident alien fiduciary of a foreign estate or trust) in respect of any tax, assessment or other governmental charge and, if so, whether Jabil will have the option to redeem such debt securities rather than pay such Additional Amounts,

         - the person to whom any interest on any registered securities of the series shall be payable, if other than the person in whose name the registered security (or one or more predecessor securities (i.e., every previous debt security evidencing all or a portion of the same indebtedness as that evidenced by such particular debt security)) is registered at the close of business on the regular record date for such interest, the manner in which, or the person to whom, any interest on any bearer security of the series shall be payable, if other than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the indenture,

         - the portion of the principal amount of such debt securities which shall be payable upon acceleration thereof if other than the full principal amount thereof,

         - if other than United States dollars, the currency of payment, including composite currencies, of the principal of, any premium or interest on or any Additional Amounts with respect to any of such debt securities,

         - the authorized denominations in which such debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof (in the case of registered securities) or $5,000 (in the case of bearer securities),

         - whether the amount of payments of principal of, and premium, if any, and interest, if any, or any Additional Amounts, on, such debt securities may be determined with reference to an index, formula or other method or methods (any such debt securities being hereinafter called "Indexed Securities") and the manner in which such amounts will be determined,

         - whether the debt securities will be convertible into shares of common stock and/or exchangeable for other securities, whether or not issued by Jabil, and, if so, the terms and conditions upon which the debt securities will be so convertible or exchangeable,

         - whether such debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto,

         - in the case of senior debt securities, whether the senior debt securities of the series will be secured by a pledge of, or security interest in, any assets or property of Jabil and, if so, the specific security provisions applicable thereto,

         - in the case of subordinated debt securities, the relative degree, if any, to which such subordinated debt securities of the series will be senior to or be subordinated to other series of subordinated debt securities or other indebtedness of Jabil in right of payment, whether such other series of subordinated debt securities or other indebtedness is outstanding or not,

         - whether any of such debt securities are to be issued upon the exercise of warrants, and the time, manner and place for such debt securities to be authenticated and delivered,

         - any deletions from, modifications of or additions to the Events of Default or covenants with respect to the debt securities,

         - whether the provisions described below under "Discharge, Defeasance and Covenant Defeasance" will be applicable to such debt securities and

         -        any other terms of such debt securities. (Section 3.1)

         As used in this prospectus and any prospectus supplement relating to the offering of any debt securities, references to the principal of and premium, if any, and interest, if any, on such debt securities will be deemed to include mention of the payment of Additional Amounts, if any, required by the terms of such debt securities in such context. "Additional Amounts" means any additional amounts which are required by the applicable indenture or by the terms of any debt security, under circumstances specified therein, to be paid by Jabil in respect of certain taxes, assessments or other governmental charges imposed on the holders of such debt security and which are owing to such holders.

         Debt securities may be issued as original issue discount securities (i.e., debt securities which provide for declarations of amounts less than the principal face amount thereof to be due and payable upon acceleration pursuant to the indenture) to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder thereof upon such acceleration will be determined in the manner described in the applicable prospectus supplement. Material federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

         Under the indentures, the terms of the debt securities of any series may differ and Jabil, without the consent of the holders of the debt securities of any series, may reopen a previous series of debt securities and issue additional debt securities of such series or establish additional terms of such series. (Section 3.1)

         Unless otherwise described in a prospectus supplement relating to any debt securities, other than as described below under "Covenants Applicable to Senior Debt Securities" neither indenture contains any provisions that would limit Jabil's ability to incur indebtedness or that would afford holders of debt securities protection in the event of a sudden and significant decline in the credit quality of Jabil or a takeover, recapitalization or highly leveraged or similar transaction involving Jabil. Accordingly, Jabil could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect Jabil's capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of debt securities for information regarding any deletions from, modifications of or additions to the Events of Default described below or covenants contained in the applicable indenture, including any addition of a covenant or other provisions providing event risk or similar protection.

CONVERSION AND EXCHANGE

         The terms, if any, on which debt securities of any series are convertible into or exchangeable for shares of common stock, shares of preferred stock or other securities, whether or not issued by Jabil, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of Jabil, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the related prospectus supplement.

SECURITY FOR SENIOR DEBT SECURITIES

         The senior indenture provides that the payment of all amounts owing by Jabil under the senior debt securities of each series, if specified in the applicable prospectus supplement, will be secured equally and ratably with the obligations of Jabil and other borrowers owing under the Credit Facility and with the obligations of Jabil under its privately-placed 6.89% senior notes due

May 30, 2004. For purposes of this discussion, references to the Credit Facility and any obligations owing under the Credit Facility include any amendment, extension, renewal, substitution or replacement, or successive amendment, extension, renewal, substitution or replacement (within 180 days of the termination of any predecessor Credit Facility), of the Credit Facility or such obligations.

         Pursuant to the terms of the Credit Facility, Jabil is obligated to pledge as collateral to secure its obligations thereunder (i) 65% of the stock of each of Jabil's direct foreign subsidiaries, and (ii) 100% of the stock of each of Jabil's domestic subsidiaries that in the future constitute 3% of more of Jabil's total consolidated assets or which constitute 3% or more of Jabil's total consolidated revenues for the most recently completed fiscal year. Jabil will enter into security documents, or amend its existing security documents, to provide that the holders of senior debt securities of each applicable series will have an equal and ratable interest in the collateral from time to time pledged to the bank lenders and the holders of the outstanding privately-placed senior notes. As of July 31, 2000, Jabil had approximately $33.3 million of indebtedness outstanding secured by the pledge of stock, consisting of indebtedness under the privately-placed senior notes. As of July 31, 2000, Jabil had no indebtedness outstanding and $500 million of borrowing availability under the Credit Facility. Under the Credit Facility, borrowings and reborrowings thereunder will have the benefit of the pledge of stock described above.

         The security interest granted to the senior debt securities of the applicable series will continue only for so long as the security interest granted in connection with the Credit Facility is not terminated or otherwise released by the lenders that are parties to the Credit Facility. The security interest terminates in any event when the Credit Facility expires (subject to amendment, extension, renewal, substitution or replacement as indicated above). The senior debt securities are not otherwise independently entitled to security, and the collateral, which in part secures the senior debt securities of the applicable series, can be disposed of and released by the lenders under the Credit Facility without the consent of the holders of the senior debt securities. Security for the senior debt securities may also be required as a result of the operation of the "limitation on liens" covenant described below.

         The obligations of Jabil and each other borrower under the Credit Facility, as well as the obligations of Jabil owing to the holders of the outstanding privately-placed senior notes, are guaranteed on a joint and several basis by each other borrower, as applicable, and each direct and indirect domestic subsidiary of Jabil. The senior debt securities of the applicable series will be secured by the pledge of collateral to the extent described above, but will not have the benefit of such guarantees.

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

         The subordinated debt securities of each series will, to the extent set forth in the subordinated indenture, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness with respect to such series. (Section 16.1 of the subordinated indenture). Upon any payment or distribution of assets of Jabil of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of Jabil, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all Senior Indebtedness with respect to the subordinated debt securities of any series will first be paid in full, or payment thereof provided for in money in accordance with its terms, before the holders of subordinated debt securities of such series are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, the subordinated debt securities of such series, and to that end the holders of such Senior Indebtedness will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of Jabil being subordinated to the payment of subordinated debt securities of such series, which may be payable or deliverable in respect of the subordinated debt securities of such series upon any such dissolution, winding-up, liquidation or reorganization or in any such bankruptcy, insolvency, receivership or other proceeding. (Section 16.3 of the subordinated indenture)

         By reason of such subordination, in the event of liquidation or insolvency of Jabil, holders of Senior Indebtedness with respect to the subordinated debt securities of any series and holders of other obligations of Jabil that are not subordinated to such Senior Indebtedness may recover more, ratably, than the holders of the subordinated debt securities of such series.

         Subject to the payment in full of all Senior Indebtedness with respect to the subordinated debt securities of any series, the rights of the holders of the subordinated debt securities of such series will be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of Jabil applicable to such Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, the subordinated debt securities of such series have been paid in full. (Section 16.4 of the subordinated indenture)

         No payment of principal (including redemption and sinking fund payments) of or any premium or interest on or any additional amounts with respect to the subordinated debt securities of any series may be made (1) if any Senior Indebtedness with respect to such series is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (2) if the maturity of any Senior Indebtedness with respect to such series has been accelerated because of a default. (Section 16.2 of the subordinated indenture)

         The subordinated indenture does not limit or prohibit Jabil from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to the subordinated debt securities of any series, but subordinate to other obligations of Jabil. The senior debt securities will constitute Senior Indebtedness with respect to the subordinated debt securities of each series under the subordinated indenture.

         The term "Senior Indebtedness" means, with respect to the subordinated debt securities of any particular series, all Indebtedness of Jabil outstanding at any time, except (1) the subordinated debt securities of such series, (2) Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with the subordinated debt securities of such series, (3) Indebtedness of Jabil to an Affiliate of Jabil and (4) interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against Jabil in a proceeding under federal or state bankruptcy laws. Senior Indebtedness with respect to the subordinated debt securities of any particular series will continue to be Senior Indebtedness with respect to the subordinated debt securities of such series and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness. (Sections 1.1 and 16.8 of the subordinated indenture)

         The subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular series of subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

REGISTRATION, TRANSFER, PAYMENT AND PAYING AGENT

         Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons. The indentures, however, provide that Jabil may also issue debt securities in bearer form only, or in both registered and bearer form. Bearer securities shall not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person (as defined below) other than in offices located outside the United States of certain United States financial institutions. As used herein, "United States person" means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States, any estate the income of which is subject to United States federal income taxation regardless of its source, or any trust whose administration is subject to the primary supervision of a United States court and which has one or more United States fiduciaries who have the authority to control all substantial decisions of the trust, and "United States" means, except as may be set forth in the prospectus supplement, the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction. Purchasers of bearer securities will be subject to certification procedures and may be affected by certain limitations under United States tax laws. Such procedures and limitations will be described in the prospectus supplement relating to the offering of the bearer securities. (Section 3.5)

         Unless otherwise indicated in the applicable prospectus supplement, registered securities will be issued in denominations of $1,000 or any integral multiple thereof, and bearer securities will be issued in denominations of $5,000.

         Unless otherwise indicated in the applicable prospectus supplement, the principal, premium, if any, and interest, if any, of or on the debt securities will be payable, and debt securities may be surrendered for registration of transfer or exchange, at an office or agency to be maintained by Jabil in the Borough of Manhattan, The City of New York, provided that payments of interest with respect to any registered security may be made at the option of Jabil by check mailed to the address of the person entitled thereto or by transfer to an account maintained by the payee with a bank located in the United States. No service charge shall be made for any registration of transfer or exchange of debt securities, but Jabil may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses that may be imposed in connection therewith. (Section 3.7)

         Unless otherwise indicated in the applicable prospectus supplement, payment of principal of, premium, if any, and interest, if any, on bearer securities will be made, subject to any applicable laws and regulations, at such office or agency outside the United States as specified in the prospectus supplement and as Jabil may designate from time to time. Unless otherwise indicated in the applicable prospectus supplement, payment of interest due on bearer securities on any interest payment date will be made only against surrender of the coupon relating to such interest payment date. (Section 3.5)

         Unless otherwise indicated in the applicable prospectus supplement, no payment of principal, premium or interest with respect to any bearer security will be made at any office or agency in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; provided, however, that if amounts owing with respect to any bearer securities shall be payable in U.S. dollars, payment with respect to any such bearer securities may be made at the corporate trust office of the trustee or at any office or agency designated by Jabil in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount of such principal, premium or interest at all offices outside of the United States maintained for such purpose by Jabil is illegal or effectively precluded by exchange controls or similar restrictions. (Section 10.2)

         Unless otherwise indicated in the applicable prospectus supplement, Jabil will not be required to do the following:

         - issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series of like tenor to be redeemed and ending at the close of business on the day of that selection;

         - register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

         - exchange any bearer security called for redemption, except to exchange such bearer security for a registered security of that series and like tenor that is simultaneously surrendered for redemption; or

         - issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid. (Section 3.5)

GLOBAL SECURITIES

         The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. The specific terms of the depositary arrangement with respect to a series of global debt securities and certain limitations and restrictions relating to a series of global bearer securities will be described in the prospectus supplement relating to such series. Jabil anticipates that the following provisions will apply to all depositary arrangements.

         Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities in definitive form represented thereby, a global debt security may not be transferred except as a whole by the depositary for such global debt security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

         Upon the issuance of a global security, the depositary for such global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security. Such accounts will be designated by the underwriters or agents with respect to such debt securities or by Jabil if such debt securities are offered and sold directly by Jabil. Ownership of beneficial interests in a global security will be limited to persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of participants) and on the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

         So long as the depositary or its nominee is the registered owner of a global debt security, that entity will be the sole holder or owner of the debt securities represented by the global debt security for all purposes under the indenture. The trustee and Jabil are only required to treat the depositary or its nominee as the legal owner of those debt securities for all purposes under the indenture. Each beneficial owner of debt securities represented by a global debt security will not be entitled to receive physical delivery of certificated securities, will not be considered the holder of those securities for any purpose under the indenture, and will not be able to transfer or exchange the global debt securities, except in the limited circumstances as may be described in this prospectus or the supplement. As a result, each beneficial owner may have to rely on the procedures of the depositary to exercise any rights of a holder under the indenture, including rights upon an Event of Default. In addition, if the beneficial owner is not a direct or indirect participant in the depositary (a "participant") the beneficial owner must rely on the procedures of the participant through which it owns its beneficial interest in the global debt security.

         Principal of, any premium and interest on, and any Additional Amounts with respect to, the debt securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. None of Jabil, the trustee, any paying agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         Jabil expects that the depositary for a series of the debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. Jabil also expects that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

         Each indenture provides that if (i) the depositary for a series of the debt securities notifies Jabil that it is unwilling or unable to continue as depositary or if such depositary ceases to be eligible under the indenture and a successor depositary is not appointed by Jabil within 90 days of written notice, (ii) determines that the debt securities of a particular series will no longer be represented by global securities and executes and delivers to the trustee a company order to such effect or (iii) an Event of Default with respect to a series of the debt securities has occurred and is continuing, the global securities will be exchanged for debt securities of such series in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations. Such definitive debt securities will be registered in such name or names, as the depositary shall instruct the trustee. (Section 3.5) With respect to ownership of beneficial interests in global securities, we expect that such instructions may be based upon directions received by the depositary from participants.

REDEMPTION AND REPURCHASE

         The debt securities of any series may be redeemable at the option of Jabil, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by Jabil at the option of the holders, in each case upon the terms, at the times and at the prices set forth in the applicable prospectus supplement.

COVENANTS APPLICABLE TO SENIOR DEBT SECURITIES

         The senior indenture contains certain covenants for the benefit of holders of senior debt securities of each series, unless otherwise specified in the applicable prospectus supplement. These covenants include, among others, the following:

         Limitations upon Liens. Jabil will not, and will not permit any Restricted Subsidiary (as defined below) to, create, incur, issue, assume or guarantee any Indebtedness (as defined below) secured by any Lien (as defined below) on any property (including shares of Capital Stock or Indebtedness) or assets of Jabil or any Restricted Subsidiary, whether now owned or hereafter acquired, without in any such case effectively providing concurrently with the creation, incurrence, issuance, assumption or guarantee of such Indebtedness or the grant of any Lien with respect to such Indebtedness that the debt securities of the applicable series (together with, if Jabil so determines, any other Indebtedness of Jabil or such Restricted Subsidiary then existing or thereafter created which is not subordinate to the debt securities of such series) will be secured by any such Lien equally and ratably with (or prior to) such secured Indebtedness, so long as such secured Indebtedness is so secured. However, Jabil's Credit Facility, as in effect on the date of this prospectus, prohibits Jabil or any of its subsidiaries from incurring Liens in favor of holders of senior debt securities pursuant to this "limitation on liens" covenant. This means that at any time that such prohibition is in effect, whether under the current Credit Facility or otherwise, Jabil will not be able to equally and ratably secure any series of debt securities pursuant to this covenant. (This prohibition does not limit the right of holders of debt securities secured as described under "Security for Senior Debt Securities" to be secured equally and ratably with the bank lenders under the Credit Facility). While any such prohibition is in effect, therefore, subject to the exceptions described below, Jabil will not, and will not permit any Restricted Subsidiary to, create, incur, issue, assume or guarantee any Indebtedness secured by any Lien on any property (including shares of Capital Stock or Indebtedness) or assets of Jabil or any Restricted Subsidiary, whether now owned or hereafter acquired, to the extent prohibited by the Credit Facility or otherwise.

         The foregoing restrictions will not, however, apply to Indebtedness secured by:

         (i) Liens on property or assets of Jabil or any Restricted Subsidiary existing on the date of the original issuance of the applicable series of senior debt securities or such other date as may be specified for an applicable series of senior debt securities,

         (ii) Liens on shares of Capital Stock of any Subsidiary of Jabil securing Indebtedness of Jabil under the Credit Facility, whether now existing or hereafter arising,

         (iii) Liens on property or assets of any Person existing at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with Jabil or a Restricted Subsidiary, or at the time of a sale, lease or other disposition of the properties of a Person as an entirety or substantially as an entirety to Jabil or a Restricted Subsidiary, or arising thereafter pursuant to contractual commitments entered into prior to and not in contemplation of such Person becoming a Restricted Subsidiary and not in contemplation of any such merger or consolidation or any such sale, lease or other disposition; provided that such Liens shall not extend to any other property or assets of Jabil or any Restricted Subsidiary,

         (iv) Liens on property or assets of Jabil or any Restricted Subsidiary existing at the time of acquisition thereof (including acquisition through merger or consolidation); provided that such Liens were in existence prior to and were not created in contemplation of such acquisition and shall not extend to any other property or assets of Jabil or any Restricted Subsidiary,

         (v) Liens on property (including in the case of a plant or facility, the land on which it is erected and fixtures comprising a part thereof) or assets of Jabil or any Restricted Subsidiary securing the payment of all or any part of the purchase price or construction cost thereof or securing any Indebtedness created, incurred, assumed or guaranteed prior to, at the time of or within 180 days after, the acquisition of such property or assets or the completion of any such construction, whichever is later, for the purpose of financing all or any part of the purchase price or construction cost thereof (provided, in the case of Liens securing the payment of all or any part of the purchase price of any property or assets of Jabil or any Restricted Subsidiary, as the case may be, or securing any Indebtedness created, incurred, assumed or guaranteed for the purposes of financing all or any part of such purchase price, such Liens are limited to the property or assets then being acquired and fixed improvements thereon and the Capital Stock of any person formed to acquire such property or assets, and, provided further, that in the case of Liens securing the payment of all or any part of the construction cost of any property of Jabil or any Restricted Subsidiary, as the case may be, or securing any Indebtedness created, incurred, assumed or guaranteed for the purpose of financing all or any part of such construction cost, such Liens are limited to the assets or property then being constructed and the land on which such property is erected and fixtures comprising a part thereof),

         (vi) Liens on property or assets to secure all or any part of the cost of development, operation, construction, alteration, repair or improvement of all or any part of such property or assets, or to secure Indebtedness incurred prior to, at the time of or within 180 days after, the completion of such development, operation, construction, alteration, repair or improvement, whichever is later, for the purpose of financing all or any part of such cost (provided such Liens do not extend to or cover any property or assets of Jabil or any Restricted Subsidiary other than the property or assets then being developed, constructed, altered, repaired or improved and the land on which such property is erected and fixtures comprising a part thereof),

         (vii) Liens which secure Indebtedness owing by a Restricted Subsidiary to Jabil or to a Restricted Subsidiary,

         (viii) Liens on the property of Jabil or a Restricted Subsidiary in favor of the United States of America or any State thereof, or any department, agency, instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any department, agency, or instrumentality or political subdivision thereof, in each case (a) securing partial, progress, advance or other payments pursuant to any contract or statute, (b) securing indebtedness incurred to finance all or any part of the purchase price or cost of constructing, installing or improving the property subject to such mortgages including mortgages to secure Indebtedness of the pollution control or industrial revenue bond type, or (c) securing indebtedness issued or guaranteed by the United States of America, any State, any foreign country or any department, agency, instrumentality or political subdivision of any such jurisdiction,

         (ix) statutory or common law landlords', carriers', warehouseman's, mechanics', suppliers', materialmen's, repairmen's, or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made,

         (x) Liens for taxes, assessments or governmental charges that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which adequate reserves or other appropriate provisions are being maintained, to the extent required by GAAP,

         (xi) zoning restrictions, easements or minor defects or irregularities in title and other similar charges or encumbrances on property not interfering in any material respect with the use of such property by Jabil or any Restricted Subsidiary,

         (xii) customary deposit arrangements entered into in connection with acquisitions,

         (xiii) Liens in favor of the trustee under any indenture for debt securities of Jabil, as provided for in the applicable indenture on money or property held or collected by the trustee in its capacity as trustee,

         (xiv) Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business securing Indebtedness under any Interest Rate Agreement or Currency Agreement designed solely to protect Jabil or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities,

         (xv) Liens incurred (a) in connection with workers' compensation, unemployment insurance and other types of statutory obligations or the requirements of any official body, or (b) to secure the performance of Surety Obligations incurred in the ordinary course of business consistent with industry practice, or (c) to obtain or secure obligations with respect to letters of credit, guarantees, bonds or other sureties or assurances given in connection with the activities described in clauses (a) and (b) above, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property or services, or (d) Liens securing performance of leases, construction, sales or servicing contracts and similar obligations incurred in the ordinary course of business, in each case not incurred or made in connection with the borrowing of money,

         (xvi) judgment Liens against Jabil or any Restricted Subsidiary not giving rise to an Event of Default and

         (xvii) any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), in whole or in part, of any of the Liens referred to in paragraphs (i) through (xvi) above or the Indebtedness secured thereby.

         Notwithstanding the foregoing, the senior indenture provides that Jabil and any Restricted Subsidiary may create, incur, issue or assume Indebtedness secured by a Lien which would otherwise be subject to the foregoing restrictions if the aggregate principal amount of all Indebtedness secured by Liens on property or assets of Jabil and of any Restricted Subsidiary then outstanding (not including any such Indebtedness secured by Liens permitted to be incurred pursuant to paragraphs (i) through (xvii) above) plus Attributable Debt (as defined below) of Jabil and its Restricted Subsidiaries in respect of sale and leaseback transactions (as defined in "Limitations upon Sales and Leasebacks" below) that would otherwise be subject to the restrictions described below under "Limitations upon Sales and Leasebacks" does not at the time such Indebtedness is incurred exceed an amount equal to 10% of Consolidated Net Tangible Assets (as defined below). Under the senior indenture, the foregoing exception does not apply to limit the right of holders of senior debt securities secured as described above under "Security for Senior Debt Securities" to be secured equally and ratably with the bank lenders under Jabil's Credit Facility with regard to any collateral from time to time pledged pursuant to the Credit Facility. Holders of any senior debt securities not so secured will be secured equally and ratably by any Lien only to the extent that it is not otherwise permitted under paragraphs (i) through
(xvii) above or to the extent the 10% limitation referred to above is exceeded (to the extent any such Lien may be created because the prohibition, under the Credit Facility or otherwise, is no longer in effect).

         For the purposes of the "Limitations upon Liens" covenant described above, the giving of a guarantee which is secured by a Lien and the creation of a Lien to secure Indebtedness which existed prior to the creation of such Lien, will be deemed to involve the creation of Indebtedness in an amount equal to the principal amount guaranteed or secured by such Lien; but the amount of Indebtedness secured by Liens will be computed without cumulating the underlying indebtedness with any guarantee thereof or Lien securing the same.

         Limitations upon Sales and Leasebacks. Jabil will not, and will not permit any Restricted Subsidiary to, enter into any arrangement after the date of the original issuance of the applicable series of debt securities or such other date as may be specified for an applicable series of debt securities with any bank, insurance company or other lender or investor (other than Jabil or another Restricted Subsidiary) providing for the leasing by Jabil or any such Restricted Subsidiary of any property or assets for a period of more than three years, which was or is owned or leased by Jabil or a Restricted Subsidiary and which has been or is to be sold or transferred by Jabil or such Restricted Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or assets (herein referred to as a "sale and leaseback transaction") unless either:

         (i) Jabil and its Restricted Subsidiaries would be entitled, pursuant to the provisions described in the "Limitations upon Liens" covenant described above, to incur Indebtedness secured by a Lien on such property or assets in a principal amount equal to or exceeding the Attributable Debt in respect of such sale and leaseback transaction without equally and ratably securing the applicable series of senior debt securities; or

         (ii) Jabil, within 180 days after the sale or transfer, applies or causes a Restricted Subsidiary to apply an amount equal to the greater of the net proceeds of such sale or transfer or the fair value of such property at the time of entering into such sale and leaseback transaction (as determined by any two of the following: the President, any Vice President, the Treasurer and the Controller of Jabil) to the retirement of debt securities or other Funded Debt (as defined below) of Jabil (other than Funded Debt subordinated to the debt securities) or Funded Debt of a Restricted Subsidiary; provided that the amount to be so applied shall be reduced by (a) the principal amount of debt securities delivered within 180 days after such sale or transfer to the trustee for retirement and cancellation, and (b) the principal amount of any such Funded Debt of Jabil or a Restricted Subsidiary, other than debt securities, voluntarily retired by Jabil or a Restricted Subsidiary within 180 days after such sale or transfer to the trustee for retirement and cancellation, excluding in the case of both (a) and (b), retirement pursuant to any mandatory sinking fund payment or any mandatory prepayment provision or by payment at maturity.

         Restrictions on Funded Debt of Restricted Subsidiaries. Jabil will not permit any Restricted Subsidiary to create, incur, issue, assume or guarantee any Funded Debt. This restriction will not apply if:

         (i) Jabil or such Restricted Subsidiary could create Indebtedness secured by Liens in accordance with one or more of clauses
                  (i) through (xvii) of the "Limitations upon Liens" covenant described above (whether or not such Indebtedness is in fact secured by Liens) or enter into a sale and leaseback transaction in accordance with the "Limitations upon Sales and Leasebacks" covenant described above in an amount equal to such Funded Debt, without equally and ratably securing the senior debt securities,

         (ii) such Funded Debt existed on the date of the original issuance of the applicable series of senior debt securities or such other date as may be specified for an applicable series of senior debt securities,

         (iii)    such Funded Debt is owed to Jabil or any Restricted
                  Subsidiary,

         (iv) such Funded Debt existed at the time the Person that issued such Funded Debt became a Restricted Subsidiary, or was merged with or into or consolidated with such Restricted Subsidiary, or at the time of a sale, lease or other disposition or the properties of such Person as an entirety to such Restricted Subsidiary, or arising thereafter

                  (a) otherwise than in connection with the borrowing of money arranged thereafter and

                  (b) pursuant to contractual commitments entered into prior to and not in contemplation of such Person becoming a Restricted Subsidiary and not in contemplation of any such merger or consolidation or any such sale, lease or other disposition,

         (v)      such Funded Debt is guaranteed by Jabil,

         (vi)     such Funded Debt is guaranteed by a governmental agency,

         (vii) such Funded Debt is issued, assumed or guaranteed in connection with, or with a view to, compliance by such Restricted Subsidiary with the requirements of any program adopted by any federal, state or local governmental authority and applicable to such Restricted Subsidiary and providing financial or tax benefits to such Restricted Subsidiary which are not available directly to Jabil,

         (viii) such Funded Debt is issued, assumed or guaranteed to pay all or any part of the purchase price or the construction cost of property or equipment acquired or constructed by a Restricted Subsidiary, provided such Funded Debt is incurred within 180 days after acquisition, completion of construction or commencement of full operation of such property, whichever is later, and, provided further, that the principal amount of such Funded Debt does not exceed 100% of the fair market value of the property or equipment acquired or constructed,

         (ix)     such Funded Debt is nonrecourse or

         (x) such Funded Debt is incurred for the purpose of extending, renewing, substituting, replacing or refunding Funded Debt permitted by the foregoing.

         Notwithstanding the foregoing, any Restricted Subsidiary may create, incur, issue, assume or guarantee Funded Debt which would otherwise be subject to the foregoing restrictions in an aggregate principal amount which, together with the aggregate outstanding principal amount of all other Funded Debt of Jabil's Restricted Subsidiaries which would otherwise be subject to the foregoing restrictions (not including Funded Debt permitted to be incurred pursuant to clauses (i) through (x) above), does not at the time such Funded Debt is incurred exceed an amount equal to 10% of Consolidated Net Tangible Assets.

         For the purposes of determining compliance with this covenant, in the event that an item of Funded Debt meets the criteria of more than one of the types of Funded Debt described above, Jabil, in its sole discretion, will classify, and may reclassify, such Funded Debt and only be required to include the amount and type of such Funded Debt in one of the above clauses or the immediately preceding paragraph, and an item of Funded Debt may be divided and classified and reclassified into more than one of the types of Funded Debt described above.

CONSOLIDATION, AMALGAMATION, MERGER AND SALE OF ASSETS

         Each indenture provides that Jabil may not (i) consolidate or amalgamate with or merge into any Person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person, or (ii) permit any Person to consolidate or amalgamate with or merge into Jabil, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to Jabil, unless (a) in the case of
(i) above, such Person is a Corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and will expressly assume, by supplemental indenture satisfactory in form to the trustee, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to all of the debt securities issued thereunder, and the performance of Jabil's obligations under the indenture, including, if any senior debt securities are then secured pursuant to Article 16 of the senior indenture, any collateral documents relating thereto, and the debt securities issued thereunder, and provides for conversion or exchange rights in accordance with the provisions of the debt securities of any series that are convertible or exchangeable into ordinary shares or other securities; (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of Jabil or a Subsidiary as a result of such transaction as having been incurred by Jabil or such Subsidiary at the time of such transaction, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, will have happened and be continuing; and (c) certain other conditions are met. (Section 8.1)

EVENTS OF DEFAULT

         Unless otherwise specified in the applicable prospectus supplement, an Event of Default with respect to the debt securities of any series is defined in the applicable indenture as being:

         (i) default in the payment of any interest on any debt security of such series, or any Additional Amounts payable with respect thereto, when such interest becomes or such Additional Amounts become due and payable, and continuance of such default for a period of 30 days,

         (ii) default in payment of principal or any premium with respect to any debt security of such series, or any Additional Amounts payable with respect thereto, when due upon maturity, redemption or otherwise,

         (iii) default in making any sinking fund payment or payment under any analogous provision when due with respect to any debt security of such series,

         (iv) default by Jabil in the performance, or breach, of any other covenant or warranty in the indenture (other than a covenant or warranty included therein solely for the benefit of one or more series of debt securities other than that series) or any debt security of such series which shall not have been remedied for a period of 60 days after delivery of written notice to Jabil by the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding,

         (v) there occurs with respect to any issue or issues of Indebtedness of Jabil (including an Event of Default under any other series of debt securities) or any Restricted Subsidiary having an outstanding principal amount of $50,000,000 or more in the aggregate for all such issues of all such Persons, whether such Indebtedness exists on the date hereof or shall hereafter be created, (a) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its stated maturity and such Indebtedness shall not have been discharged in full or such acceleration shall not have been rescinded or annulled within 30 days of such acceleration and/or (b) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default,

         (vi) Jabil or any of its Restricted Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge uninsured judgements or court orders for the payment of money in excess of $50,000,000 in the aggregate, which are not stayed on appeal or are not otherwise being appropriately contested in good faith,

         (vii) certain events of bankruptcy, insolvency, reorganization, winding up or liquidation of Jabil or any of its Restricted Subsidiaries or

         (viii) any other Event of Default established in or pursuant to the applicable indenture for the debt securities of such series. (Section 5.1)

No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. Each indenture provides that the trustee thereunder may withhold notice to the holders of the debt securities of any series of the occurrence of a default with respect to the debt securities of such series (except a default in payment of principal, premium, if any, interest, if any, or sinking fund payments, if any) if the trustee considers it in the interest of the holders to do so.

         Each indenture provides that if an Event of Default with respect to any series of debt securities of the type described in clause (vii) with respect to Jabil shall have occurred and be continuing, then the principal of, accrued and unpaid interest on and any Additional Amounts payable in respect of the debt securities of such series will become immediately due and payable. Each indenture provides that if any other Event of Default with respect to any series of debt securities issued thereunder shall have occurred and be continuing, either the trustee or the holders of at least 25% in principal amount of the debt securities of such series then outstanding may declare the principal amount (or if any debt securities of such series are original issue discount securities, such lesser amount as may be specified in the terms thereof) of all the debt securities of such series to be due and payable immediately, but upon certain conditions such declaration and its consequences may be rescinded and annulled by the holders of a majority in principal amount of the debt securities of such series then outstanding. (Section 5.2)

         Subject to the provisions of the Trust Indenture Act requiring the trustee, during an Event of Default under the applicable indenture, to act with the requisite standard of care, the trustee is under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities of any series unless such holders have offered the trustee reasonable indemnity. (Section 6.1) Subject to the foregoing, holders of a majority in principal amount of the then outstanding debt securities of any series issued under the applicable indenture shall have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to such series. (Section 5.12) Each indenture requires the annual filing with the trustee of a certificate by Jabil as to whether or not it is in default under the terms of the indenture. Jabil is also required to deliver to each trustee, within five days after becoming aware thereof, written notice of any Event of Default or any event which after notice or lapse of time would constitute an Event of Default. (Section 10.7)

         Notwithstanding any other provision of the indentures, the holder of any debt security shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on such debt security on the respective due dates therefor (as the same may be extended in accordance with the terms of such debt security) and to institute suit for enforcement of any such payment, and such right shall not be impaired without the consent of such holder.

CERTAIN DEFINITIONS

         "Attributable Debt" means, as to any particular lease under which any Person is at the time liable for a term of more than 12 months, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof (excluding any subsequent renewal or other extension options held by the lessee), discounted from the respective due dates thereof to such date at the interest rate inherent in such lease (such rate to be determined by any two of the following: the President, any Vice President, the Treasurer and the Controller of Jabil), compounded annually. The net amount of rent required to be paid under any such lease for any such period should be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges and contingent rents (such as those based on sales). In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount of rent should include the lesser of (i) the total discounted net amount of rent required to be paid from the later of the first date upon which such lease may be so terminated or the date of the determination of such amount of rent, as the case may be, and (ii) the amount of such penalty (in which event no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated).

         "Capital Stock" means (i) with respect to any Person organized as a corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interest in (however designated) corporate stock, and (ii) with respect to any Person that is not organized as a corporation, the partnership, membership or other equity interests or participations in such Person.

         "Consolidated Net Tangible Assets" means the total of all assets reflected on a consolidated balance sheet of Jabil and its Consolidated Subsidiaries, prepared in accordance with generally accepted accounting principles, at their net book values (after deducting related depreciation, depletion, amortization and all other valuation reserves which, in accordance with such principles, should be set aside in connection with the business conducted), but excluding goodwill, unamortized debt discount and all other like intangible assets, all as determined in accordance with such principles, less the aggregate of the current liabilities of Jabil and its Consolidated Subsidiaries reflected on such balance sheet, all as determined in accordance with such principles. For purposes of this definition, "current liabilities" include all indebtedness for money borrowed, incurred, issued, assumed or guaranteed by Jabil and its consolidated Subsidiaries, and other payables and accruals, in each case payable on demand or due within one year of the date of determination of Consolidated Net Tangible Assets, but shall exclude any portion of long-term debt maturing within one year of the date of such determination, all as reflected on such consolidated balance sheet of Jabil and its Consolidated Subsidiaries, prepared in accordance with generally accepted accounting principles.

         "Consolidated Subsidiary" means, at any date, any Subsidiary or other entity the accounts of which would be consolidated with those of Jabil in its consolidated financial statements if such statements were prepared as of such date.

         "Credit Facility" means the Amended and Restated Loan Agreement dated as of April 7, 2000, among Jabil, certain subsidiaries, the banks named therein and Bank One, N.A., as administrative agent, any amendment, extension, renewal, substitution or replacement of such agreement, and any credit facility providing for substantially similar security for the lenders party thereto, entered into by Jabil within 180 days after such loan agreement or any such amendment, extension, renewal, substitution or replacement (or in each case the Liens granted thereunder) has been cancelled or otherwise terminated.

         "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect Jabil or any Restricted Subsidiary of Jabil against fluctuations in currency values.

         "Funded Debt" means indebtedness created, assumed or guaranteed by a Person for money borrowed which matures by its terms, or is renewable by the borrower to a date, more than a year after the date of original creation, assumption or guarantee.

         "GAAP" or "generally accepted accounting principles" means generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by Jabil's independent public accountants) with the most recent audited consolidated financial statements of Jabil and its Consolidated Subsidiaries.

         "Indebtedness" means (a) any liability of Jabil or any Subsidiary (1) for borrowed money, or under any reimbursement obligation relating to a letter of credit, or (2) evidenced by a bond, note, debenture or similar instrument, or (3) for payment obligations arising under any conditional sale or other title retention arrangement (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind, or (4) consisting of the discounted rental stream properly classified in accordance with generally accepted accounting principles on the balance sheet of Jabil or any Subsidiary, as lessee, as a capitalized lease obligation, or
(5) under Currency Agreements and Interest Rate Agreements, to the extent not otherwise included in this definition; (b) any liability of others of a type described in the preceding clause (a) to the extent that Jabil or any Subsidiary has guaranteed or is otherwise legally obligated in respect thereof; and (c) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) and (b) above. "Indebtedness" shall not be construed to include (x) trade payables or credit on open account to trade creditors incurred in the ordinary course of business or (y) obligations or liabilities incurred in connection with the sale, transfer or other disposition of property in connection with the securitization or other asset-based financing thereof; provided however that any such sale, transfer or other disposition shall be for valid consideration and shall not be to prefer directly or indirectly any holder of any other obligation or Indebtedness of Jabil or any Subsidiary of Jabil as to any such other obligation or Indebtedness that was already outstanding and did not previously benefit from a Lien. Accrual of interest, accretion or amortization of original issue discount will not be deemed to be an incurrence of Indebtedness for purposes of the covenant restricting Funded Debt of Restricted Subsidiaries.

         "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

         "Lien" means, with respect to any asset, any pledge, mortgage, charge, encumbrance or security interest in respect of such asset; provided that any transaction (including, without limitation, any sale of accounts receivable) which is treated as a sale of assets under GAAP shall be so treated and any asset which is so sold shall not be deemed subject to a Lien. Pursuant to the indenture, a contractual grant of a right of set-off does not create a Lien in the absence of an agreement to maintain a balance against which such right may be exercised.

         "Person" means any individual, corporation, partnership, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Restricted Subsidiary" means, at any time, each and every Subsidiary at least 80% (by number of votes) of the Voting Stock of which is legally and beneficially owned by Jabil and its Wholly-Owned Restricted Subsidiaries at such time.

         "Subsidiary" means any corporation, association or other business entity of which at the time of determination Jabil or one or more Subsidiaries owns or controls more than 50% of the shares of Voting Stock.

         "Surety Obligations" means any bonds, including bid bonds, advance bonds, or performance bonds, letters of credits, warranties, and similar arrangements between Jabil or any of its Restricted Subsidiaries and one or more surety providers, for the benefit of Jabil's or any Restricted Subsidiary's suppliers, vendors, insurers, or customers including, in each case, any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended, modified, renewed, refunded, replaced, restated or refinanced from time to time, and in each case exclusive of obligations for the payment of borrowed money.

         "Voting Stock" means stock that ordinarily has voting power for the election of directors, managers or trustees, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

         "Wholly-Owned Restricted Subsidiary" means, at any time, any Restricted Subsidiary 100% of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by Jabil and/or any one or more of Jabil's other Wholly-Owned Restricted Subsidiaries at such time.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

         Upon the direction of Jabil, the applicable indenture shall cease to be of further effect with respect to any series of debt securities issued thereunder specified by Jabil (subject to the survival of certain provisions thereof, including the obligation to pay Additional Amounts to the extent described below) when (i) either (A) all outstanding debt securities of such series and, in the case of bearer securities, all coupons appertaining thereto, have been delivered to the trustee for cancellation (subject to certain exceptions) or (B) all debt securities of such series and, if applicable, any coupons appertaining thereto, have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and Jabil has deposited with the trustee, in trust, funds in U.S. dollars or in the Foreign Currency in which such debt securities are payable, in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal (and premium, if any) and interest to the date of such deposit (if such debt securities have become due and payable) or to the maturity thereof, as the case may be, (ii) Jabil has paid all other sums payable under the indenture with respect to the debt securities of such series and (iii) certain other conditions are met. If the debt securities of any such series provide for the payment of Additional Amounts, Jabil will remain obligated, following such deposit, to pay Additional Amounts on such debt securities to the extent that the amount thereof exceeds the amount deposited in respect of such Additional Amounts as aforesaid.

         Each indenture provides that, unless the provisions of Section 4.2 thereof are made inapplicable to the debt securities of or within any series pursuant to Section 3.1 thereof, Jabil may elect with respect to any series of debt securities either to defease and be discharged from (i) any and all obligations with respect to such debt securities (except for, among other things, the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on such debt securities to the extent that the amount thereof exceeds the amount deposited in respect of such Additional Amounts as provided below, and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, to hold moneys for payment in trust, and, if applicable, to exchange or convert such debt securities into other securities in accordance with their terms) ("defeasance") or (ii) certain restrictive covenants, if any, in the indenture and, if indicated in the applicable prospectus supplement, its obligations with respect to any other covenant applicable to the debt securities of such series, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to the debt securities of such series ("covenant defeasance"), in either case upon the irrevocable deposit with the trustee (or other qualifying trustee), in trust for such purpose, of an amount, in U.S. dollars or in the Foreign Currency in which such debt securities are payable, at stated maturity, and/or Government Obligations (as defined below) which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of and any premium and any interest on (and, to the extent that (x) the debt securities of such series provide for the payment of Additional Amounts and (y) the amount of any such Additional Amounts is at the time of deposit reasonably determinable by Jabil (in the exercise of its sole discretion), any such Additional Amounts with respect to) such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor or the applicable redemption date, as the case may be. (Section 4.2)

         Such a trust may only be established if, among other things, (i) the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which Jabil is a party or by which it is bound, (ii) no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the debt securities to be defeased shall have occurred and be continuing on the date of establishment of such a trust and, with respect to defeasance only, at any time during the period ending on the 123rd day after such date and
(iii) Jabil has delivered to the trustee an opinion of counsel (as specified in the indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by Jabil, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture. (Section 4.2)

         "Foreign Currency" means any currency, currency unit or composite currency, including, without limitation, the euro, issued by the government of one or more countries other than the United States of America or by any regional confederation or association of such governments. (Section 1.1)

         "Government Obligations" means debt securities which are (i) direct obligations of the United States of America or the other government or governments in the confederation which issued the Foreign Currency in which the principal of or any premium or interest on such debt securities or any Additional Amounts in respect thereof shall be payable, in each case where the payment or payments thereunder are supported by the full faith and credit of such government or governments or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such other government or governments, in each case where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments, and which, in the case of (i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt. (Section 1.1)

         If after Jabil has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to the debt securities of any series, (i) the holder of any debt security of that series is entitled to, and does, elect pursuant to Section 3.1 of the indenture or the terms of such debt security to receive payment in a currency other than that in which such deposit has been made in respect of such debt security or (ii) a Conversion Event (as defined below) occurs in respect of the Foreign Currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, any premium and interest on, and any additional amounts with respect to, such debt security as such debt security becomes due out of the proceeds yielded by converting the amount or other properties so deposited in respect of such debt security into the currency in which such debt security becomes payable as a result of such election or such Conversion Event based on (a) in the case of payments made pursuant to clause (i) above, the applicable market exchange rate for such currency in effect on the second business day prior to such payment date or (b) with respect to a Conversion Event, the applicable market exchange rate for such Foreign Currency in effect (as nearly as feasible) at the time of the Conversion Event. (Section 4.2)

         "Conversion Event" means the cessation of use of (i) a Foreign Currency both by the government of the country or the confederation which issued such Foreign Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or (ii) any currency unit or composite currency for the purposes for which it was established. (Section 1.1)

         In the event Jabil effects covenant defeasance with respect to any of the debt securities and such debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to any covenant as to which there has been covenant defeasance, the amount in such Foreign Currency in which such debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on such debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such Event of Default. However, Jabil would remain liable to make payment of such amounts due at the time of acceleration.

         The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting such defeasance or covenant defeasance with respect to the debt securities of a particular series.

MODIFICATION, WAIVERS AND MEETINGS

         Each indenture contains provisions permitting Jabil and the trustee thereunder, with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series issued under the indenture and affected by a modification or amendment, to modify or amend any of the provisions of the indenture or of the debt securities of such series or the rights of the holders of the debt securities of such series under the indenture, provided that no such modification or amendment shall, without the consent of the holder of each outstanding debt security issued under the indenture so affected, among other things:

         - change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on, or any Additional Amounts with respect to any debt securities issued under the indenture or reduce the principal amount thereof or any redemption premium thereon or any Additional Amounts with respect to, or reduce the rate of interest thereon, or reduce the amount of principal of any original issue discount securities that would be due and payable upon an acceleration of the maturity thereof,

         - adversely affect any right of repayment at the option of any holder, or change any place where, or the currency in which, any debt securities issued under the indenture are payable,

         - affect the ranking, or with respect to collateral the priority or security, of the debt securities of each applicable series secured pursuant to Article 16 of the senior indenture (other than as expressly permitted in Article 16 or the supplemental indenture relating to such series or the terms of the securities, in each case at the time of issuance of such securities), in a manner adverse to the holders of such securities,

         - make any change that adversely affects the right to convert or exchange any debt security into or for shares of common stock of Jabil or other securities (whether or not issued by Jabil), cash or property in accordance with its terms,

         - modify any of the provisions of the subordinated indenture relating to the subordination of the subordinated debt securities in a manner adverse to holders of subordinated debt securities,

         - impair the holder's right to institute suit to enforce the payment of any such debt securities on or after the stated maturity thereof or

         - reduce the aforesaid percentage in principle amount of debt securities of any series issued under the indenture, the consent of the holders of which is required for any such modification or amendment or the consent of whose holders is required for any waiver (of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences) or reduce the requirements for a quorum or voting at a meeting of holders of such debt securities.

         In addition, no supplemental indenture may directly or indirectly modify or eliminate the subordination provisions of the subordinated indenture in any manner which might terminate or impair the subordination of the subordinated debt securities of any series to Senior Indebtedness with respect to such series without the prior written consent of the holders of such Senior Indebtedness. (Section 9.7 of the subordinated indenture)

         Each indenture also contains provisions permitting Jabil and the trustee, without the consent of the holders of any debt securities issued thereunder, to modify or amend the indenture in order, among other things:

         - to add to the covenants of Jabil made in the indenture for the benefit of the holders of any series of the debt securities or to surrender any right or power conferred upon Jabil by the indenture,

         - to add to the Events of Default or the covenants of Jabil for the benefit of the holders of all or any series of debt securities issued under the indenture,

         - to add or change any provisions of the indenture to facilitate the issuance of bearer securities, to change any restrictions on the payment of principal of, any premium of interest on or any Additional Amounts with respect to any series of debt securities,

         - to establish the form or terms of debt securities of any series and any related coupons,

         - to provide for the acceptance of appointment by a successor trustee, or to add to or change the provisions of the indenture to facilitate the administration of the trusts, where applicable,

         -        to secure the debt securities,

         - to provide for conversion or exchange rights of the holders of any series of debt securities,

         - to cure any ambiguity or correct or supplement any provision therein which may be inconsistent with other provisions therein, or to make any other provisions with respect to matters or questions arising under the indenture which shall not materially and adversely affect the interests of the holders of any series of debt securities issued thereunder in any material respect,

         - to amend or supplement any provision contained in the indenture, provided that such amendment or supplement does not apply to any outstanding debt securities issued prior to the date of such amendment or supplement and entitled to the benefits of such provision or

         - to amend or supplement any provision therein or in any supplemental indenture, provided that no such amendment or supplement shall materially and adversely affect the interests of the holders of any debt securities then outstanding under the applicable indenture.

         The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive compliance by Jabil with certain restrictive provisions of the applicable indenture to the extent described in the prospectus supplement. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the applicable indenture with respect to debt securities of that series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on, or any Additional Amounts with respect to any of the debt securities of such series or in respect of a covenant or provision which cannot be modified or amended without the consent of each holder of the outstanding debt securities of such series so affected.

         Each indenture contains provisions for convening meetings of the holders of debt securities of a series issued thereunder. A meeting may be called at any time by the trustee, and also, upon request, by Jabil or the holders of at least 10% in principal amount of the outstanding debt securities of such series, in any such case upon notice given in accordance with the provisions of the indenture. Except for any consent which must be given by the holder of each outstanding debt security affected thereby, as described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum (as described below) is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series. However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of a specified percentage, which is less than a majority in principal amount of the outstanding debt securities of a series, may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series and the related coupons (if any). The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series, subject to certain exceptions.

OUTSTANDING DEBT SECURITIES

         In determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under the applicable indenture,

         - the portion of the principal amount of an original issue discount security that shall be deemed to be outstanding for such purposes shall be that portion of the principal amount thereof that could be declared to be due and payable upon a declaration of acceleration thereof pursuant to the terms of such original issue discount security as of the date of such determination,

         - the principal amount of any Indexed Security that shall be deemed to be outstanding for such purpose shall be the principal face amount of such Indexed Security determined on the date of its original issuance and

         - any debt security owned by Jabil or any obligor on such debt security or any affiliate of Jabil or such other obligor shall be deemed not to be outstanding.

GOVERNING LAW

         The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

REGARDING THE TRUSTEES

         The Trust Indenture Act contains limitations on the rights of a trustee, should it become a creditor of Jabil, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. Each trustee is permitted to engage in other transactions with Jabil and its subsidiaries from time to time, provided that if the trustee acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default under the applicable indenture, or else resign.

                          DESCRIPTION OF CAPITAL STOCK

         Our authorized capital stock consists of 260,000,000 shares. Those shares consist of (1) 250,000,000 shares designated as common stock, $0.001 par value per share and (2) 10,000,000 shares designated as preferred stock, $0.001 par value per share. The only equity securities currently outstanding are shares of common stock. As of July 27, 2000, there were approximately 190,254,999 shares of common stock issued and outstanding.

COMMON STOCK

         Our common stock is listed on the New York Stock Exchange under the symbol "JBL." Holders of common stock are entitled to receive dividends declared by the Board of Directors, out of funds legally available for the payment of dividends, subject to the rights of holders of preferred stock. Currently, we are not paying a dividend. Each holder of common stock is entitled to one vote per share. Upon any liquidation, dissolution or winding up of our business, the holders of common stock are entitled to share equally in all assets available for distribution after payment of all liabilities and provision for liquidation preference of shares of preferred stock then outstanding. The holders of common stock have no preemptive rights and no rights to convert their common stock into any other securities. There are also no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable.

PREFERRED STOCK

         The following description of preferred stock and the description of the terms of a particular series of preferred stock that will be set forth in the related prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to the certificate of designation relating to that series. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series. The prospectus supplement also will contain a description of certain United States federal income tax consequences relating to the purchase and ownership of the series of preferred stock that is described in the prospectus supplement.

         As of July 27, 2000, there were no shares of preferred stock outstanding. The Board of Directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the following terms of the preferred stock.

         Any or all of the rights of the preferred stock may be greater than the rights of the common stock.

         The prospectus supplement will specify as to each issuance of preferred stock:

         -        the maximum number of shares,

         -        the designation of the shares,

         - the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date dividends will accrue, the dividend payment dates and whether dividends will be cumulative,

         - the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums,

         - the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of Jabil's affairs,

         - any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund,

         - the terms and conditions, if any, for conversion or exchange of shares into or for any other class or classes of our capital stock or any series of any other class or classes, or into or for any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment,

         -        the voting rights, if any, and

         - any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

         Preferred stock will be fully paid and nonassessable upon issuance. The preferred stock or any series of preferred stock may be represented, in whole or in part, by one or more global certificates, which will represent an aggregate number of shares equal to that of the preferred stock represented by the global certificate.

         Each global certificate will:

         - be registered in the name of a depositary or a nominee of the depositary identified in the prospectus supplement,

         - be deposited with such depositary or nominee or a custodian for the depositary and

         - bear a legend regarding any restrictions on exchanges and registration of transfer and any other matters as may be provided for under the certificate of designation.

                        DESCRIPTION OF DEPOSITARY SHARES

GENERAL

         Jabil may elect to offer depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to a particular series of shares of preferred stock) of a share of a particular series of shares of preferred stock as described below. In the event Jabil elects to do so, depositary receipts evidencing depositary shares will be issued to the public.

         The shares of any class or series of shares of preferred stock represented by depositary shares will be deposited under a deposit agreement among Jabil, a depositary selected by Jabil and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a preferred share represented by such depositary share, to all the rights and preferences of the shares of preferred stock represented thereby (including dividend, voting, redemption and liquidation rights).

         The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of shares of preferred stock in accordance with the terms of the offering described in the related prospectus supplement. Copies of the forms of deposit agreement and depositary receipt will be filed as exhibits to or incorporated by reference in the registration statement of which this prospectus forms a part, and the following summary is qualified in its entirety by reference to such exhibits.

         Pending the preparation of definitive depositary receipts, the depositary may, upon the written order of Jabil, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the holder thereof.

DIVIDENDS AND OTHER DISTRIBUTIONS

         The depositary will distribute all cash dividends or other distributions received in respect of the related class or series of shares of preferred stock to the record holders of depositary shares relating to such class or series of shares of preferred stock in proportion to the number of such depositary shares owned by such holders.

         In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with the approval of Jabil, sell such property and distribute the net proceeds from such sale to such holders.

WITHDRAWAL OF SHARES

         Upon surrender of the depositary receipts at the corporate trust office of the depositary (unless the related depositary shares have previously been called for redemption), the holder of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of the related class or series of shares of preferred stock and any money or other property represented by such depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related class or series of shares of preferred stock on the basis set forth in the prospectus supplement for such class or series of shares of preferred stock, but holders of such whole shares of preferred stock will not thereafter be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. In no event will fractional shares of preferred stock be delivered upon surrender of depositary receipts to the depositary.

REDEMPTION OF DEPOSITARY SHARES

         Whenever Jabil redeems shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the related class or series of shares of preferred stock so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such class or series of shares of preferred stock. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

VOTING THE SHARES OF PREFERRED STOCK

         Upon receipt of notice of any meeting at which the holders of the shares of preferred stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such shares of preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the shares of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the class or series of shares of preferred stock represented by such holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by such depositary shares in accordance with such instructions, and Jabil will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such shares of preferred stock.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

         The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between Jabil and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary receipts will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority (or, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, 66%, unless otherwise provided in the related prospectus supplement) of the depositary shares then outstanding. The deposit agreement may be terminated by Jabil or the depositary only (1) if all outstanding depositary shares have been redeemed, (2) if there has been a final distribution in respect of the related class or series of shares of preferred stock in connection with any liquidation, dissolution or winding up of Jabil and such distribution has been distributed to the holders of depositary receipts or (3) upon the consent of holders of depositary receipts representing not less than 66% of the depositary shares outstanding.

CHARGES OF DEPOSITARY

         Jabil will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Jabil will pay charges of the depositary in connection with the initial deposit of the related class or series of shares of preferred stock and any redemption of such shares of preferred stock. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

         The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of shares of a class or series of preferred stock evidenced thereby until all taxes and charges with respect to the depositary receipt or shares of preferred stock are paid by the holders thereof.

MISCELLANEOUS

         The depositary will forward all reports and communications from Jabil which are delivered to the depositary and which Jabil is required to furnish to the holders of the shares of preferred stock.

         Neither the depositary nor Jabil will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of Jabil and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder, and neither Jabil nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or class or series of shares of preferred stock unless satisfactory indemnity is furnished. Jabil and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on the documents believed to be genuine.

RESIGNATION AND REMOVAL OF DEPOSITARY

         The depositary may resign at any time by delivering to Jabil notice of its election to do so, and Jabil may at any time remove the depositary. Any such resignation or removal of the depositary will take effect upon the appointment of a successor depositary, which successor must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

                             DESCRIPTION OF WARRANTS

         Jabil has no warrants outstanding (other than options issued under its employee stock option plans). Jabil may issue warrants for the purchase of debt securities, common stock or preferred stock. Warrants may be issued independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between Jabil and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as an agent of Jabil in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders of the warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement. Copies of the form of warrant agreement and warrant will be filed as exhibits to or incorporated by reference in the registration statement of which this prospectus forms a part, and the following summary is qualified in its entirety by reference to such exhibits.

         The applicable prospectus supplement will describe the terms of the warrants, including, where applicable, the following:

         -        the title of the warrants,

         -        the aggregate number of warrants,

         -        the price or prices at which warrants will be issued,

         - the designation, terms and number of securities purchasable upon exercise of warrants,

         - the designation and terms of the securities, if any, with which warrants are issued and the number of warrants issued with each security,

         - the date, if any, on and after which warrants and the related securities will be separately transferable,

         - the price at which each security purchasable upon exercise of warrants may be purchased,

         - the date on which the right to exercise the warrants shall commence and the date on which that right shall expire,

         - the minimum and/or maximum amount of warrants which may be exercised at any one time,

         -        information with respect to book-entry procedures, if any, and

         - any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

                              PLAN OF DISTRIBUTION

         We may offer and sell the securities directly or to or through underwriting syndicates represented by managing underwriters, to or through underwriters without a syndicate, or through dealers or agents. The prospectus supplement with respect to the offered securities will set forth the terms of the offering, including the following:

         -        the name or names of any underwriters, dealers or agents,

         - the purchase price and the proceeds we will receive from the sale,

         - any underwriting discounts, agency fees and other items constituting underwriters' or agents' compensation and

         - the initial public offering price and any discounts or concessions allowed, re-allowed or paid to dealers.

         If any underwriters are involved in the offer and sale, the securities will be acquired by the underwriters and may be resold by them, either at a fixed public offering price established at the time of offering or from time to time in one or more negotiated transactions or otherwise, at prices related to prevailing market prices determined at the time of sale. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all the securities described in the prospectus supplement if any are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

         We may offer and sell the securities directly or through an agent or agents designated by us from time to time. An agent may sell securities it has purchased from us as principal to other dealers for resale to investors and other purchasers, and may reallow all or any portion of the discount received in connection with the purchase from us to the dealers. After the initial offering of the securities, the offering price (in the case of securities to be resold at a fixed offering price), the concession and the discount may be changed. Any agent participating in the distribution of the securities may be deemed to be an "underwriter," as that term is defined in the Securities Act of 1933, of the securities so offered and sold.

         Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification by us against some liabilities, including liabilities under the Securities Act of 1933.

         The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement if appropriate.

         Unless otherwise indicated in the prospectus supplement, each series of offered securities will be a new issue of securities for which there currently is no market (other than our common stock, which is listed on the NYSE). Any underwriters to whom securities are sold for public offering and sale may make a market in such series of securities as permitted by applicable laws and regulations, but such underwriters will not be obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the securities. The securities may or may not be listed on a national securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.

         Underwriters, agents and dealers may engage in transactions with or perform services, including various investment banking and other services, for us and/or any of our affiliates in the ordinary course of business.

                                  LEGAL MATTERS

      Certain legal matters with respect to the validity of the securities offered hereby will be passed upon for Jabil by Holland & Knight LLP, Tampa, Florida, and for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

                                     EXPERTS

      The consolidated financial statements of Jabil as of August 31, 1998 and 1999 and for each of the years in the three-year period ended August 31, 1999, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP and Ernst & Young LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firms as experts in accounting and auditing.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the SEC. Those reports, proxy statements and other information may be obtained:

         - At the Public Reference Room of the SEC, Room 1024-Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549,

         - At the public reference facilities at the SEC's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 or Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661,

         - From the SEC, Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549,

         - At the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005 and

         - From the Internet site maintained by the SEC at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

      Some locations may charge prescribed or modest fees for copies.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents:

- Annual Report on Form 10-K for the year ended August 31, 1999 filed with the SEC on November 12, 1999 (including information specifically incorporated by reference into our Form 10-K from our definitive Proxy Statement for our 1999 Annual Meeting of Stockholders filed with the SEC on November 22, 1999).

-        Quarterly Report on Form 10-Q filed with the SEC on January 14, 2000.

-        Quarterly Report on Form 10-Q filed with the SEC on April 13, 2000.

-        Quarterly Report on Form 10-Q filed with the SEC on July 17, 2000.

-        Current Report on Form 8-K filed with the SEC on September 28, 1999.

-        Amended Current Report on Form 8-K/A filed with the SEC on November 29,
         1999.

-        Amended Current Report on Form 8-K/A filed with the SEC on December 10,
         1999.

-        Current Report on Form 8-K filed with the SEC on December 20, 1999.

-        Current Report on Form 8-K filed with the SEC on March 16, 2000.

-        Current Report on Form 8-K filed with the SEC on March 29, 2000.

-        Current Report on Form 8-K filed with the SEC on May 10, 2000.

-        Current Report on Form 8-K filed with the SEC on June 6, 2000

-        Current Report on Form 8-K filed with the SEC on June 15, 2000.

-        Current Report on Form 8-K filed with the SEC on July 5, 2000.

- The description of Jabil's common stock contained in Jabil's registration statement on Form 8-A dated April 28, 1998.

- All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such documents.

- All documents after the date of filing the initial registration statement on Form S-3 of which this prospectus forms a part and prior to the effectiveness of such registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents.

         On request we will provide at no cost to each person, including any beneficial owner, who receives a copy of this prospectus, a copy of any or all of the documents incorporated in this prospectus by reference. We will not provide exhibits to any of such documents, however, unless such exhibits are specifically incorporated by reference into those documents. Written or telephone requests for such copies should be addressed to Jabil's principal executive offices, attention: Beth A. Walters, Vice President-Communications, 10560 Ninth Street North, St. Petersburg, Florida 33716, telephone number (727) 577-9749.

                                 $1,500,000,000






                               JABIL CIRCUIT, INC.






                 DEBT SECURITIES, PREFERRED STOCK, COMMON STOCK,
                         DEPOSITARY SHARES AND WARRANTS








                          ----------------------------

                                   PROSPECTUS

                          ----------------------------











                                     , 2000

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      Set forth below is an estimate (other than the SEC Registration Fee) of the fees and expenses all of which are payable by the Registrant, in connection with the registration and sale of the securities being registered:

Commission Registration Fee...................................................      $  341,286
Trustee's Fees and Expenses ..................................................          25,000
Rating Agencies' Fees ........................................................         400,000
Transfer Agent and Registrar Fees and Expenses................................          25,000
Legal Fees and Expenses.......................................................         400,000
Accounting Fees and Expenses..................................................          50,000
Printing, Engraving and Mailing Expenses......................................          50,000
Miscellaneous.................................................................          28,714
                                                                                    ----------
Total.........................................................................      $1,320,000
                                                                                    ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      As authorized by Section 145 of the General Corporation Law of the State of Delaware ("DGCL"), each director and officer of the Registrant may be indemnified by the Registrant against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer of the Registrant if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of the Registrant, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable to the Registrant unless a court determines otherwise.

      Article Tenth of the Registrant's Certificate of Incorporation provides for mandatory indemnification of the Registrant's directors, officers and employees and Article VI of the Registrant's Bylaws provide for permissible indemnification of other agents to the maximum extent permitted by the DGCL. The Registrant has entered into Indemnification Agreements with its officers and directors with further indemnification to the maximum extent permitted by the DGCL.

      The general effect of the foregoing provisions may be to reduce the circumstances in which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.

      The form(s) of proposed Underwriting Agreement(s) to be filed as (an) Exhibit(s) hereto or incorporated by reference herein may include provisions regarding the indemnification of our officers and directors by the several Underwriters.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

      (a) Exhibits:

Exhibit
Number                   Description
-------                  ------------
1.1      Form of Underwriting Agreement.

4.1      Certificate of Incorporation+.

4.2      Form of Senior Indenture.

4.3      Form of Subordinated Indenture.

4.4      Form of Senior Debt Security*.

4.5      Form of Subordinated Debt Security*.

4.6      Form of Convertible Debt Security*.

4.7      Form of Preferred Stock Certificate of Designation*.

4.8      Form of Warrant*.

4.9      Form of Warrant Agreement*.

4.10     Form of Deposit Agreement*.

5.1      Opinion of Holland & Knight LLP.

12.1     Computation of Ratio of Earnings to Fixed Charges and Preferred Stock
         Dividends.

23.1     Consent of Ernst & Young LLP

23.2     Consent of KPMG LLP.

23.3     Consent of Holland & Knight LLP (included in Exhibit 5.1).

24.1 Power of Attorney of certain directors and officers of Jabil (set forth on the signature page of this registration statement).

25.1 Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939.

25.2 Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939.

       + Incorporated by reference to the Company's Quarterly Report on Form 10-Q filed with the SEC on April 13, 2000

       * To be filed with a Current Report on Form 8-K, a Pre-Effective Amendment to the Registration Statement or a Post-Effective Amendment to Registration Statement.

ITEM 17. UNDERTAKINGS

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (a) To include any prospectus required by Section 10(a)(3) of the Securities Act,

            (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement,

            (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided, however, that clauses (a) and (b) do not apply if the information required to be included in a post-effective amendment by such clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
            Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to its Certificate of Incorporation, Bylaws, by agreement or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      The undersigned Registrant hereby undertakes that:

      (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance on Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

      (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. Petersburg, Florida on August 2, 2000.

                                    JABIL CIRCUIT, INC.



                                    By: /s/ William D. Morean
                                       -----------------------------------------
                                    Name:   William D. Morean
                                    Title:  Chairman of the Board and Chief
                                            Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Timothy L. Main, Chris A. Lewis and Robert L. Paver, and each of them, as his true and lawful attorneys-in-fact and agents, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                              -------------------

      Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on August 2, 2000.

                 Signature                          Title                                    Date
                 ---------                          -----                                    ----
/s/ William D. Morean                         Chairman of the Board and
----------------------------------            Chief Executive Officer                  August 2, 2000
William D. Morean                             (Principal Executive Officer)            --------------

/s/ Chris A. Lewis                            Chief Financial Officer
----------------------------------            (Principal Financial Officer)            August 2, 2000
Chris A. Lewis                                                                         --------------

/s/ Thomas A.Sansone                          Vice Chairman and Director               August 2, 2000
----------------------------------
Thomas A. Sansone

/s/ Mel S. Lavitt                             Director                                 August 2, 2000
----------------------------------
Mel S. Lavitt

/s/ Timothy L. Main                           President and Director                   August 2, 2000
----------------------------------
Timothy L. Main

/s/ Lawrence J. Murphy                        Director                                 August 2, 2000
----------------------------------
Lawrence J. Murphy

/s/ Stephen A. Raymund                        Director                                 August 2, 2000
----------------------------------
Steven A. Raymund

/s/ Frank A. Newman                           Director                                 August 2, 2000
----------------------------------
Frank A. Newman

                                  EXHIBIT INDEX

Exhibit
Number                Description
-------               -----------
1.1      Form of Underwriting Agreement.

4.1      Certificate of Incorporation+.

4.2      Form of Senior Indenture.

4.3      Form of Subordinated Indenture.

4.4      Form of Senior Debt Security*.

4.5      Form of Subordinated Debt Security*.

4.6      Form of Convertible Debt Security*.

4.7      Form of Preferred Stock Certificate of Designation*.

4.8      Form of Warrant*.

4.9      Form of Warrant Agreement*.

4.10     Form of Deposit Agreement*.

5.1      Opinion of Holland & Knight LLP.

12.1     Computation of Ratio of Earnings to Fixed Charges and Preferred Stock
         Dividends.

23.1     Consent of Ernst & Young LLP

23.2     Consent of KPMG LLP.

23.3     Consent of Holland & Knight LLP (included in Exhibit 5.1).

24.1 Power of Attorney of certain directors and officers of Jabil (set forth on the signature page of this registration statement).

25.1 Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939.

25.2 Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939.

    + Incorporated by reference to the Company's Quarterly Report on Form 10-Q filed with the SEC on April 13, 2000

    * To be filed with a Current Report on Form 8-K, a Pre-Effective Amendment to the Registration Statement or a Post-Effective Amendment to Registration Statement.